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                                                                    Exhibit 23.4

               [LETTERHEAD OF SHATSWELL, MACLEOD & COMPANY, P.C.]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Northway Financial, Inc.:

         We consent to the use of our report dated June 9, 1997, on the balance sheet of Northway Financial, Inc. included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                         /s/ SHATWELL, MACLEOD & COMPANY, P.C.


West Peabody, Massachusetts
August 6, 1997